TRILOGY CAPITAL PARTNERS, INC.
11726 San Vicente Boulevard, Suite 235
Los Angeles, CA 90049

July 25, 2005

Advanced BioPhotonics, Inc
125 Wilbur Place, Suite 120
Bohemia, NY 11716

Attention: Denis A. O'Connor

Re: Finder's Fee Agreement

Gentlemen:

This letter agreement (the "**Agreement**") confirms the engagement of Trilogy Capital Partners, Inc. (the "**Consultant**") to act as finder to seek financing and other strategic relationships for Advanced BioPhotonics Inc., (the "**Company**"). The Company acknowledges and agrees that Consultant's services are limited to introducing the Company to potential investors. Without limiting the generality of the foregoing, Consultant shall have no obligation to perform any services that would require the Company to be licensed as a broker dealer under federal or state law.

1. **Nonexclusive Engagement**

This engagement is nonexclusive for both Consultant and the Company.

2. **Compensation**

2.1 Finder's Fee. If the Company receives any Financing from a Qualified Introduction at any time during the Fee Period, the Company shall pay to Consultant at the closing of the Financing in cash a finder's fee equal to 10% of the gross proceeds of the Financing.

2.2 Certain Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

2.2.1 "**Fee Period**" means the period commencing the date hereof and terminating one-year following termination of Consultant's engagement as finder pursuant to Section 5 of this Agreement.

2.2.2 "**Financing**" means a loan or the sale of debt or equity securities.

2.2.3 "**Person**" means an individual, corporation, partnership, limited liability company or partnership, association, trust, government or governmental agency, or other entity.

2.2.4 "**Qualified Introduction**" means a Person introduced to the Company by Consultant or through another Person introduced to the Company by Consultant, provided that the Company did not have a prior relationship or dealings with that Person and the Company notifies Consultant of the prior existing relationship within forty-eight (48) hours of such introduction.

3. **Reimbursement of Expenses**

In addition to any fees payable to Consultant pursuant to the foregoing, and regardless of whether any Financing is proposed or consummated, the Company agrees, from time to time upon request, to reimburse Consultant for all reasonable out-of-pocket expenses and disbursements incurred in connection with this retention. However, Consultant shall not be entitled to reimbursement for out-of-pocket expenses in excess of $500 in aggregate without the prior written consent of the Company.

4. **Indemnification**

The Company agrees to indemnify and hold harmless Consultant and its directors, officers, agents and employees, and each other person, if any, controlling Consultant ("**Indemnified Parties**"), from and against any losses, claims, damages or liabilities (or actions, including shareholder actions, in respect thereof) related to or arising out of this engagement or any Financing, and Consultant's actions pursuant to this Agreement, and will reimburse the Indemnified Parties for all expenses (including counsel fees and court costs) as they are incurred by the Indemnified Parties in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which the Indemnified Party is a party. If a claim for indemnification hereunder is to be made by any party entitled to be indemnified hereunder, such party shall provide prompt written notice to the Company of the commencement of such action or assertion of such claim, but the failure to give such notice shall not affect any obligation of the Company to indemnify such party, except to the extent (and only to the extent) that the Company is materially prejudiced in its defense. The Company will not, however, be responsible for any claims, liabilities, losses, damages or expenses that are determined to have resulted from Consultants' willful misconduct. The Company also agrees that no Indemnified Party shall have any liability to the Company for or in connection with such engagement except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that is determined to have resulted from Consultant's willful misconduct. The foregoing indemnification shall be in addition to any rights that any Indemnified Party may have at common law or otherwise, including, but not limited to, any rights to contribution.

5. **Termination of Engagement**

Either the Company or Consultant may terminate the engagement hereunder at any time with or without cause, by written notice to that effect to the other party.

6. **Corporate Obligation**

The obligations of Consultant are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Consultant shall be subject to any personal

liability whatsoever to any person, nor will any such claim be asserted by or on behalf of any other party to this Agreement.

7. **Additional Services**

If Consultant is called upon to render services directly or indirectly relating to the subject matter of this Agreement or any Financing or potential Financing, beyond the services contemplated above (including, but not limited to, production of documents, answering interrogatories, giving depositions, giving expert or other testimony, whether by agreement, subpoena or otherwise), the Company shall pay to such Consultant the then current hourly rates for the persons involved for the time expended in rendering such services, including, but not limited to, time for meetings, conferences, preparation and travel, and all related costs and expenses and the reasonable legal fees and expenses of Consultant's counsel.

8. **Survival of Certain Provisions**

Section 2 (Compensation), Section 3 (Reimbursement of Expenses), Section 4 (Indemnification), Section 6 (Corporate Obligations) and Section 7 (Additional Services) shall survive any termination of Consultant's engagement pursuant to this Agreement.

9. **Miscellaneous**

9.1 Notices. All notices, requests, demands and other communications (collectively, "**Notices**") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth in this letter. Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this section

9.2 Entire Agreement. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, related to the subject matter of this Agreement are hereby merged herein.

9.3 Waiver and Amendment. No provision of this Agreement may be waived unless in writing signed by all the parties to this Agreement, and waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended only by a written agreement executed by all of the parties to this Agreement.

9.4 Governing Law. This Agreement shall be construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law thereof.

9.5 Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision

shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.6 Captions. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

9.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

9.8 Attorneys' Fees. If any action or proceeding is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover as an element of its costs, and not its damages, reasonable attorneys' fees to be fixed by the court. The prevailing party is the party who is entitled to recover the costs of its action or proceeding, whether or not such action or proceeding proceeds to final judgment. A party not entitled to recover its costs of suit may not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.

9.9 Judicial Interpretation. Should any provision of this Agreement or any of the representations made herein require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof or thereof shall be more strictly construed against any person by reason of the rule of construction that a document is to be construed more strictly against the person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

Please confirm that the foregoing is in accordance with your understanding and agreement with Consultant by signing and returning to Consultant the duplicate of this letter enclosed herewith.

Very truly yours,

TRILOGY CAPITAL PARTNERS, INC.

By: ______________________
Paul Karon, President

The undersigned hereby agrees to the above terms as of the date set forth above.

ADVANCED BIOPHOTONICS INC.

____
Denis O'Connor, President and CEO